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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000 relating to the financial statements and financial statement schedule, which appears in the Wisconsin Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
July 7, 2000